As filed with the Securities and Exchange Commission on August 16, 2019

Registration No. 333-195348

Registration No. 333-202796

Registration No. 333-210280

Registration No. 333-216684

Registration No. 333-221425

Registration No. 333-223275

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195348

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202796

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210280

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216684

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-221425

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223275

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Achaogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0533693
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

548 Market Street #70987

San Francisco, CA 94104

(650) 800-3636

(Address of principal executive offices)

Amended and Restated 2003 Stock Plan

2014 Equity Incentive Award Plan

2014 Employee Stock Purchase Plan

2014 Employment Commencement Incentive Plan

(Full title of the Plans)

Nicholas K. Campbell

Chief Restructuring Officer

Achaogen, Inc.

548 Market Street #70987

San Francisco, CA 94104

(650) 800-3636

(Name, address and telephone number of Agent for Service)

Copy to:

Amy Bowerman Freed

J. Nicholas Hoover

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Achaogen, Inc., a Delaware corporation (the “Registrant”), relate to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”).

•

Registration Statement on Form S-8 (No. 333-195348) pertaining to the registration of an aggregate of 2,869,189 shares of the Registrant’s common stock, $0.001 par value per share (“Shares”) issuable under the Registrant’s Amended and Restated 2003 Stock Plan, 2014 Employee Stock Purchase Plan and 2014 Employment Commencement Incentive Plan, which was filed with the Commission on April 17, 2014.

•

Registration Statement on Form S-8 (No. 333-202796) pertaining to the registration of an aggregate of 1,545,356 Shares, issuable under the Registrant’s 2014 Equity Incentive Award Plan, 2014 Employee Stock Purchase Plan and 2014 Employment Commencement Incentive Plan, which was filed with the Commission on March 16, 2015.

•

Registration Statement on Form S-8 (No. 333-210280) pertaining to the registration of an aggregate of 1,419,760 Shares issuable under the Registrant’s 2014 Equity Incentive Award Plan, 2014 Employee Stock Purchase Plan and 2014 Employment Commencement Incentive Plan, which was filed with the Commission on March 18, 2016.

•

Registration Statement on Form S-8 (No. 333-216684) pertaining to the registration of an aggregate of 2,053,712 Shares issuable under the Registrant’s 2014 Equity Incentive Award Plan, 2014 Employee Stock Purchase Plan and 2014 Employment Commencement Incentive Plan, which was filed with the Commission on March 14, 2017.

•

Registration Statement on Form S-8 (No. 333-221425) pertaining to the registration of 450,000 Shares issuable under the Registrant’s 2014 Employment Commencement Incentive Plan, which was filed with the Commission on November 8, 2017.

•

Registration Statement on Form S-8 (No. 333-223275) pertaining to the registration of an aggregate of 2,019,462 Shares issuable under the Registrant’s 2014 Equity Incentive Award Plan and 2014 Employee Stock Purchase Plan, which was filed with the Commission on February 27, 2018.

On April 15. 2019, the Registrant filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code. The filing was made in the United States Bankruptcy Court for the District of Delaware (Case No. 19-10844) (the “Chapter 11 Case”).

In connection with the Chapter 11 Case, the Registrant has terminated any and all offerings pursuant to the Registration Statements. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 16, 2019.

Achaogen, Inc.

By:	/s/ Nicholas K. Campbell
Name: Nicholas K. Campbell
Title: Chief Restructuring Officer